                                                                   EXHIBIT 21.1


                                                         STATE OF
 SUBSIDIARY                                              INCORPORATION
 --------------------------------------------------      ---------------------
 Advanced Technologies and Installation                  Washington
 Corporation
 Airlan Telecom Services, L.P.                           Texas
 Allteck Line Contractors (USA), Inc.                    Washington
 Allteck Line Contractors, Inc.                          British Columbia
 Arby Construction, Inc.                                 Delaware
 Austin Trencher, Inc.                                   Delaware
 Bradford Brothers, Inc.                                 North Carolina
 Brown Engineering, LLC                                  Delaware
 CCLC, Inc.                                              Delaware
 Coast to Coast, LLC                                     California
 Communication Manpower, Inc.                            Florida
 Conti Communications, Inc.                              Delaware
 Croce Electric Company, Inc.                            Delaware
 Crown Fiber Communications, Inc.                        Virginia
          Choice Optics Communications
          DeltaComm
          Fiber Technology
          Marlboro Cablevision
          World Fiber
 Digco Utility Construction, L.P.                        Texas
 Dillard Smith Construction Company                      Delaware
 Dot 05, LLC                                             Delaware
 Driftwood Electrical Contractors, Inc.                  Delaware
          Maddux Communications
 Environmental Professional Associates, Limited          California
          Provco
 Five Points Construction Co.                            Texas
 Global Enercom Management, Inc.                         Delaware
 Golden State Utility Co.                                Delaware
 H.L. Chapman Pipeline Construction, Inc.                Delaware
          DB Utilities
 Haines Construction Company                             Delaware
 Intermountain Electric, Inc.                            Colorado
          Grand Electric
 Irby Construction Company                               Mississippi
 Lake Norman Pipeline, LLC                               North Carolina
 Lindsey Electric, L.P.                                  Texas
 Line Equipment Sales Co., Inc.                          South Carolina
 Manuel Bros., Inc.                                      Delaware
          Renaissance Construction
          Western Directional
 Mears Canada Corp.                                      Nova Scotia
 Mears Engineering, LLC                                  Michigan
 Mears Group, Inc.                                       Delaware
 Mears Services, LLC                                     Michigan
 Mears/CPG, LLC                                          Michigan

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                                                         STATE OF
 SUBSIDIARY                                              INCORPORATION
 --------------------------------------------------      ---------------------
 Mears/HDD, LLC                                          Michigan
 Mearsmex de R.L. de C.V.                                Mexico
 Mejia Personnel Services, Inc.                          Texas
 Metro Underground Services, Inc.                        Illinois
 Network Electric Company                                Delaware
 North Houston Pole Line, L.P.                           Texas
          North Houston Pole Line Corp.
 North Pacific Construction Co., Inc.                    Delaware
 North Sky Communications, Inc.                          Delaware
 Northern Line Layers, LLC                               Delaware
 Okay Construction Company, LLC                          Delaware
 P.D.G. Electric Co.                                     Florida
 PAR Electrical Contractors, Inc.                        Missouri
          Harker & Harker
          Par Infrared Consultants
          Riggin & Diggin Line Construction
          Union Power Construction Company
 Parkside Site and Utility Company Corporation           Delaware
 Parkside Utility Construction Corp.                     Delaware
 Potelco, Inc.                                           Washington
          Kingston Constructors
          Kingston Constructors DBA Talking Signs
            Services
          Kuenzi Construction
          NorAm Telecommunications
 Professional Teleconcepts, Inc.                         Illinois
 Professional Teleconcepts, Inc.                         New York
 PWR Financial Company                                   Delaware
 PWR Network, LLC                                        Delaware
 Q Resources, LLC                                        Delaware
 QDE LLC                                                 Delaware
 QPC, Inc.                                               Delaware
 QSI, Inc.                                               Delaware
 Quanta Asset Management LLC                             Delaware
 Quanta Associates, L.P.                                 Texas
 Quanta Delaware, Inc.                                   Delaware
 Quanta Holdings, Inc.                                   Delaware
 Quanta LI Acquisition, Inc.                             Delaware
 Quanta LIV Acquisition, Inc.                            Delaware
 Quanta LIX Acquisition, Inc.                            Delaware
 Quanta LVII Acquisition, Inc.                           Delaware
 Quanta LVIII Acquisition, Inc.                          Delaware
 Quanta LX Acquisition, Inc.                             Delaware
 Quanta LXI Acquisition, Inc.                            Delaware
 Quanta LXII Acquisition, Inc.                           Delaware
 Quanta LXIII Acquisition, Inc.                          Delaware
 Quanta LXIV Acquisition, Inc.                           Delaware
 Quanta LXIX Acquisition, Inc.                           Delaware
 Quanta LXV Acquisition, Inc.                            Delaware
 Quanta LXVI Acquisition, Inc.                           Delaware

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                                                         STATE OF
 SUBSIDIARY                                              INCORPORATION
 --------------------------------------------------      ---------------------
 Quanta LXVII Acquisition, Inc.                          Delaware
 Quanta LXVIII Acquisition, Inc.                         Delaware
 Quanta LXX Acquisition, Inc.                            Delaware
 Quanta LXXI Acquisition, Inc.                           Delaware
 Quanta LXXII Acquisition, Inc.                          Delaware
 Quanta LXXIII Acquisition, Inc.                         Delaware
 Quanta XXXI Acquisition, Inc.                           Delaware
 Quanta Receivables, L.P.                                Delaware
 Quanta Services Management Partnership, L.P.            Texas
 Quanta Services of Canada Ltd.                          British Columbia
 Quanta Utility Installation Co., Inc.                   Delaware
 R.A. Waffensmith & Co., Inc.                            Delaware
 Ranger Field Services, Inc.                             Delaware
          Brown Engineering & Testing
 S.K.S. Pipeliners, LLC                                  Delaware
 Seaward Corporation                                     Maine
          Interstate Equipment Corporation
 Southeast Pipeline Construction, Inc.                   Delaware
 Southwestern Communications, Inc.                       Delaware
    NetCom Management Group, Inc.
    TVS Systems
 Spalj Construction Company                              Delaware
          Dot 05 Optical Communications
          Span-Con of Deerwood
          Tjader & Highstrom
          Wilson Roadbores
 Sumter Utilities, Inc.                                  Delaware
 The Ryan Company, Inc.                                  Massachusetts
          Eastern Communications
 Tjader, L.L.C.                                          Delaware
 TNS-VA, LLC                                             Delaware
 Tom Allen Construction Company                          Delaware
 Trans Tech Acquisition, Inc.                            Texas
 Trans Tech Electric, L.P.                               Texas
 Trawick Construction Co.                                Florida
 TTGP, Inc.                                              Delaware
 TTLP, Inc.                                              Delaware
 TTM, Inc.                                               North Carolina
 TXLP, Inc.                                              Delaware
 Underground Construction Co., Inc.                      Delaware
 Utilco, Inc.                                            Georgia
 VCI Telcom, Inc.                                        Delaware
 W. C. Communications, Inc.                              Delaware
 W.H.O.M. Corporation                                    California

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